FOREBEARANCE AND MODIFICATION AGREEMENT

        This Forbearance and Modification Agreement (this "Agreement") by and between Invisa, Inc., a Nevada corporation, having a business at 290 Cocoanut Avenue, Sarasota Florida 34236 (the “Borrower”), and Centurian Investors, Inc., a Delaware corporation, having an address at 290 Cocoanut Avenue, Suite 1A, Sarasota, Florida 34236 (the “Lender”) is entered into as if this  1st day of June, 2008 and shall be effective as of the date hereof (the “Effective Date”).

RECITALS:

WHEREAS, Lender and Borrower are parties to a certain Promissory Note, dated February 28, 2007, in the principal amount of up to One Hundred Fifty Thousand ($150,000.00) (the “First Note”), that certain Promissory Note, dated July 25, 2007 in the principal amount of Fifty Thousand ($50,000) dollars (the “Second Note”), that certain Promissory Note, dated October 23, 2007 in the principal amount of Fifty Thousand ($50,000) dollars (the “Third Note”), that certain Promissory Note, dated March 28, 2008 in the principal amount of One Hundred Fifty Thousand ($150,000.00) dollars (the “Fourth Note”) and that certain Promissory Note, dated June 1, 2009 in the principal amount of One Hundred Thousand ($100,000.00) Dollars (the “Fifth Note”; the First Note, Second Note, Third Note, Fourth Note and the Fifth Note being hereinafter collectively referred to as the “Notes”); and

WHEREAS, the Notes are secured by (a) an aggregate of  Sixty Six Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six (66,666,666) shares of common stock of Borrower and (b) a first priority lien on all of the assets of Borrower as more specifically described in the Notes and that certain General Security Agreement, dated February 28, 2007 (the “Security Agreement” the Notes and the Security Agreement, together with all documents executed in connection therewith being hereinafter referred to collectively as the “Loan Documents”); and

WHEREAS, Borrower hereby requests Lender’s forbearance with respect to certain provisions of the Notes; and

WHEREAS, Borrower and Lender desire to modify certain of the provisions of the Notes as more specifically set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.              Terms used herein which are defined in the Loan Documents shall have the same meanings when used herein unless otherwise provided herein.

        2.              Without in any way waiving any existing Event of Default and at the request of the Borrower, Lender hereby agrees forbear from exercising any remedy available to Lender upon the occurrence of an Event of Default under paragraph 13(a)(i) of each of the First Note, Second Note, Third Note and Fourth Note  from the Effective Date hereof and until the earlier of September 30, 2008 or an Acceleration under any provision other than paragraph 13(a)(i) under such Notes (the “Forbearance Period”).

        3.              The interest rate payable during the Forbearance Period shall be the Interest Rate.

        4.              Borrower understands and agrees that the remaining provisions of the Notes shall remain in full force and effect without any changes or modification except as expressly stated herein; including, without limitation, the cure periods set forth in paragraph 13(b) of the Notes.   Borrower further agrees that in the event that all principal and interest payments due and owing to Lender under the Notes are not paid in full on or before the Maturity Date, then, for purposes of paragraph 13(b) of the Notes, an Acceleration event shall be deemed to have occurred on the Maturity Date.  Borrower hereby waives any requirement by Lender to deliver to Borrower a Default Notice under paragraph 13(b) of the Notes and agrees that the Maturity Date shall be deemed the date of the Default Notice for purposes of calculating the cure and other time periods set forth in paragraph 13(b) of the Notes.

        5.              The provisions set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Agreement and any of the foregoing documents, the terms of this Agreement shall be controlling. The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the date of this Agreement.

        6.              To induce the Lender to execute and deliver this Agreement (which representations shall survive the execution and delivery of this Agreement), Borrower represents and warrants to the Lender that:

            (a) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation, contract and agreement of the Borrower enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally; and

            (b) the execution, delivery and performance by the Borrower of this Agreement (i) has been duly authorized by all requisite corporate action, (ii) does not require the consent or approval of any governmental or regulatory body, agency, or other party and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound.

        7.              As a condition to and as consideration for the agreements of Lender set forth herein, Borrower shall:

         (a) pay to Lender  all  accrued but unpaid interest on the Notes.;

              (b) prepay any and all remaining interest on the Notes from the date hereof  through May 31, 2008.

                                  (c) pay to Lender a forbearance fee in the amount Two Thousand ($2,000.00) dollars.

                                          (d) Borrower shall pay all costs and expenses of Lender in connection with this Agreement, including, without limitation, reasonable attorneys fees of Lender.

                                          (e) Permit Lender, at its request and in its discretion, to appoint up to three members to the Board of Directors of Borrower at any time during the forbearance period.
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8.              None of the provisions of this Agreement shall inure to the benefit of Borrower or any person other than Lender. Consequently, Borrower shall not be, and no person other than the Lender shall be, entitled to rely upon or raise a claim or defense, in any manner whatsoever, the failure of Lender to comply with the provisions of this Agreement.  Lender shall not incur any liability to Borrower or any other person for any act or omission  whatsoever.

9.              This Agreement and the rights and obligations of the parties hereunder and under the Forbearance Agreement shall be construed in accordance with and be governed by the laws of the State of Florida.

10.              This Agreement and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.

11.              This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Borrower and the Lender.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above and shall be effective as of the Effective Date.

INVISA, INC.                                                                                               CENTURIAN INVESTORS, INC.

/s/Edmund C. King                                                                                       /s/ Howard Curd
Name: Edmund C. King                                                                                Name:  Howard Curd
Title:   Chief Financial Officer                                                                      Title: President
Dated:  July 25, 2008                             Dated:  July 25, 2008